  Exhibit 99.1

SeD Home Inc. and Subsidiaries

Financial Statements

December 31, 2016 and 2015

SeD Home Inc. and Subsidiaries

Table of Contents

For The Years Ended December 31, 2016 and 2015

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of SeD Home Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of SeD Home Inc. and Subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations and cash flows for each of the years in the two-year period ended December 31, 2016. SeD Home Inc. and Subsidiaries management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SeD Home Inc. and Subsidiaries as of December 31, 2016 and 2015, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

Rosenberg Rich Baker Berman & Co.
Somerset, New Jersey
August 30, 2017

SeD Home Inc. and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2016 and 2015

	2016	2015
Assets:
Real Estate
Construction in Progress	$26,146,557	$9,996,671
Land Held for Development	25,449,641	25,997,185
Real Estate Held For Sale	1,319,368	1,285,185
	52,915,566	37,279,041

Cash	392,172	2,291,529
Restricted Cash	2,631,761	2,600,000
Rent Receivable	18,260	28,857
Prepaid Expenses	85,449	66,666
Fixed Assets, Net	34,623	41,508
Deposits	23,603	21,491

Total Assets	$56,101,434	$42,329,092

Liabilities and Shareholders' Equity

Liabilities
Accounts Payable and Accrued Expenses	$1,452,878	$1,314,818
Accrued Interest - Related Parties	6,284,302	3,622,113
Tenant Security Deposits	5,175	10,900
Builder Deposits	5,900,000	5,900,000
Notes Payable, Net of Debt Discount	12,864,712	2,423,930
Notes Payable - Related Parties, Net of Debt Discount	500,000	26,783,428
Total Liabilities	27,007,067	40,055,189

Shareholders' Equity
Common Stock, at par $0.0001, 500,000,000 shares authorized, issued, and outstanding
Common Stock, at par $0.0001, 500,000,000 shares authorized, issued, and outstanding	50,000	50,000
Subscription Receivable - 500,000,000 shares	(50,000)	(50,000)
Additional Paid In Capital	28,499,637	622,431
Accumulated Deficit	(1,683,152)	(774,601)
Total Shareholders' Equity (Deficit) - SeD Home Inc. and Subsidiaries	26,816,485	(152,170)
Non-controlling Interest	2,277,882	2,426,073
Total Shareholders' Equity	29,094,367	2,273,903

Total Liabilities and Shareholders' Equity	$56,101,434	$42,329,092

SeD Home Inc. and Subsidiaries
Consolidated Statements of Operations
For the Years Ended December 31, 2016 and 2015

	2016	2015
Revenue
Rental Income	$230,059	$190,361
Property Sales	800,000	2,965,400
	1,030,059	3,155,761
Operating Expenses
Cost of Sales	970,397	2,612,646
General and Administrative Expenses	1,158,149	1,327,715
	2,128,546	3,940,361

Loss From Operations	(1,098,487)	(784,600)

Other Income (Expense)
Interest Income	31,761	1,899
Other Income	9,984	1,700
	41,745	3,599

Net Loss Before Income Taxes	(1,056,742)	(781,001)

Provision for Income Taxes	-	-

Net Loss	(1,056,742)	(781,001)

Net Loss Attributable to Non-controlling Interest	(148,191)	(73,927)

Net Loss Attributable to SeD Home Inc. and Subsidiaries	$(908,551)	$(707,074)

SeD Home Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2016 and 2015

	2016	2015

Cash Flows From Operating Activities
Net Loss	$(1,056,742)	$(781,001)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	15,959	4,516
Impairment of Real Estate	29,281	-
Changes in Operating Assets and Liabilities
Rent Receivable	10,597	(28,857)
Prepaid Expenses	(18,783)	(666)
Accounts Payable and Accrued Expenses	138,060	835,139
Accrued Interest - Related Parties	2,662,189	2,721,459
Tenant Security Deposits	(5,725)	10,900
Builder Deposits	-	5,900,000
Net Cash Provided By Operating Activities	1,774,836	8,661,490

Cash Flows From Investing Activities
Cash Paid for Deposits	(2,112)	(21,491)
Change in Restricted Cash	(31,761)	(2,600,000)
Real Estate Purchases and Development Costs	(13,782,784)	(25,060,313)
Purchase of Fixed Assets	(9,074)	(46,024)
Net Cash Used In Investing Activities	(13,825,731)	(27,727,828)

Cash Flows From Financing Activities
Capital Contribution - Non-controlling Interest	-	2,500,000
Proceeds from Notes Payable	9,941,942	3,278,005
Financing Fees Paid	(109,285)	(1,005,170)
Net Proceeds from Notes Payable - Related Parties	318,881	16,243,983
Net Cash Provided By Financing Activities	10,151,538	21,016,818

Net Increase (Decrease) in Cash	(1,899,357)	1,950,480
Cash - Beginning of Year	2,291,529	341,049
Cash - End of Year	$392,172	$2,291,529

Supplementary Cash Flow Information
Cash Paid For Interest	$-	$-
Cash Paid For Taxes	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Debt Discount From Related Party Imputed Interest	$963,681	$622,431
Forgiveness of Notes Payable - Related Parties	$26,913,525	$-
Amortization of Debt Discount - Related Party Capitalized	$933,647	$311,215
Amortization of Debt Discount Capitalized	$608,125	$151,095

SeD Home Inc. And Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

1.
NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

SeD Home Inc. (the Company), a Delaware corporation, was formed on February 24, 2015 is principally engaged in developing, selling, managing, and leasing commercial properties in the United States. SeD Home Inc. is wholly-owned by SeD Home International, Inc., which is wholly – owned by Singapore eDevelopment Limited, a multinational public company, listed on the Singapore Exchange Securities Trading Limited (“SGX-ST”).

Principles of Consolidation

The consolidated financial statements include all accounts of the entities as of the reporting period ending dates and for the reporting periods as follows:

Name of consolidated subsidiary	State or other jurisdiction of incorporation or organization	Date of incorporation or formation	Attributable interest

SeD USA, LLC	The State of Delaware, U.S.A.	August 20, 2014	100%
150 Black Oak GP, Inc.	The State of Texas, U.S.A.	January 23, 2014	50%
SeD Development USA, Inc.	The State of Delaware, U.S.A.	March 13, 2014	100%
150 CCM Black Oak Ltd.	The State of Texas, U.S.A.	March 17, 2014	68.50%
SeD Ballenger, LLC	The State of Delaware, U.S.A.	July 7, 2015	100%
SeD Maryland Development, LLC	The State of Delaware, U.S.A.	October 16, 2014	83.55%
SeD Development Management, LLC	The State of Delaware, U.S.A.	June 18, 2015	85%
SeD Builder, LLC	The State of Delaware, U.S.A.	October 21, 2015	100%
SeD Texas Home, LLC	The State of Delaware, U.S.A.	June 16, 2015	100%

All intercompany balances and transactions have been eliminated. Non–controlling interest represents the minority equity investment in the Company’s subsidiaries, plus the minority investors’ share of the net operating results and other components of equity relating to the non–controlling interest.

As of December 31, 2016 and 2015, the aggregate non-controlling interest in SeD Home Inc. group, was $2,277,882 and $2,426,073, respectively, and is separately disclosed on the Consolidated Balance Sheet.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents. There were no cash equivalents as of December 31, 2016 and December 31, 2015.

SeD Home Inc. And Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

1.
NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Restricted Cash

As a condition to the loan agreement with The Bank of Hampton Roads, the Company is required to maintain a minimum of $2,600,000 in an interest-bearing account maintained by the lender as additional security for the loans. The funds will remain as collateral for the loans until the loans are paid off in full.

Rent Receivable

Rent receivables are the result of outstanding rent due from tenants. Management reviews each receivable individually for collectability to determine if an allowance for doubtful accounts is needed. The allowance for doubtful accounts at December 31, 2016 and 2015 was $0.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives, which are 3 years.

Real Estate Assets

Real estate assets are recorded at cost, except when real estate assets are acquired that meet the definition of a business combination in accordance with Financial Accounting Standards Board (“FASB”) ASC 805, “Business Combinations,” which acquired assets are recorded at fair value. Interest, property taxes, insurance and other incremental costs (including salaries) directly related to a project are capitalized during the construction period of major facilities and land improvements. The capitalization period begins when activities to develop the parcel commence and ends when the asset constructed is completed. The capitalized costs are recorded as part of the asset to which they relate and are reduced when lots are sold.

The Company capitalized interest from related party borrowings of $2,662,189 and $2,721,459 for the years ended December 31, 2016 and December 31, 2015. The Company capitalized interest from the third party borrowings of $911,764 and $196,296 for the years ended December 31,2016 and December 31, 2015.

A property is classified as “held for sale” when all of the following criteria for a plan of sale have been met:

(1) management, having the authority to approve the action, commits to a plan to sell the property. (2) the property is available for immediate sale in its present condition, subject only to terms that are usual and customary. (3) an active program to locate a buyer and other actions required to complete the plan to sell, have been initiated. (4) the sale of the property is probable and is expected to be completed within one year or the property is under a contract to be sold. (5) the property is being actively marketed for sale at a price that is reasonable in relation to its current fair value. and (6) actions necessary to complete the plan of sale indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. When all of these criteria have been met, the property is classified as “held for sale”. “Real estate held for sale” only includes El Tesoro project and D street project.

SeD Home Inc. And Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

1.
NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Revenue Recognition

Rental revenue is accounted for on a straight-line basis over the applicable lease term when the real estate project is substantially completed and held available for occupancy, and carrying costs are expensed as incurred. Future minimum rental income for 2017 will be $36,545. The net book value of properties generating rental income is $642,850 and $1,285,185 at December 31, 2016 and 2015, respectively.

The Company recognizes sales of lots only upon closing under the full accrual method, unless further development would be required, in which case the percentage-of-completion method or the installment/deposit method would be used. Profit is recognized on estimates of average gross profit per lot within a project or a division of a project. Land and land development costs are allocated to land sold based on relative sales values. Payments received from customers prior to the recording of a sale are recorded as deposits.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry-forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The differences relate primarily to net operating loss carryforward from date of acquisition and to the use of the cash basis of accounting for income tax purposes. The Company records an estimated valuation allowance on its deferred income tax assets if it is more likely than not that these deferred income tax assets will not be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company has not recorded any unrecognized tax benefits.

The Company’s tax returns for 2016, 2015 and 2014 remain open to examination.

2.
CONCENTRATION OF CREDIT RISK

The group maintains cash balances at various financial institutions. These balances are secured by the Federal Deposit Insurance Corporation. At times, these balances may exceed the federal insurance limits. At December 31, 2016 and 2015, uninsured cash balances were $2,406,597 and $3,739,370, respectively.

SeD Home Inc. And Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

3.
PROPERTY AND EQUIPMENT

Property and equipment stated at cost, less accumulated depreciation and amortization, consisted of the following:

	2016	2015
Computer Equipment	$34,755	$31,002
Furniture and Fixtures	20,343	15,022
	55,098	46,024
Accumulated Depreciation	(20,475)	(4,516)
	$34,623	$41,508

Depreciation expense was $15,959 and $4,516 for the years ended December 31, 2016 and 2015, respectively.

4.
BUILDER DEPOSITS

SeD Maryland Development, LLC (“Maryland”) is obligated under the terms of 5 separate Lot Purchase Agreements with NVR, Inc. (NVR) relating to the sale of single-family home and townhome lots to NVR. In exchange, NVR provided a good faith deposit in the amount of $5,600,000. The deposits will be returned to NVR in the form of a credit toward the purchase price payable for each lot at the time of each settlement. In the event of default, Maryland is entitled to the portion of the deposit allocable to the particular Lot Purchase Agreement as liquidated damages.

Black Oak LP currently received a deposit of $300,000 from Lexington 26 LP (Colina), a building company located in Texas.

5.
NOTES PAYABLE

On October 7, 2015, the Company entered into a note for $6,000,000, bearing interest at 13%, with a maturity date of October 7, 2016 with Revere Bank. In connection with the loan, the Company incurred origination and closing fees of $524,223, which were recorded as debt discount and are amortized over the life of the loan. The loan is secured by a deed of trust on the property and a Limited Guarantee Agreement with an owner of the Company. As of December 31, 2015, there was $1,807,416 of principal outstanding and $393,167 of unamortized debt discount remaining. On October 1, 2016, the loan was extended to April 1, 2017 for fees of $109,285. These fees were recorded as a debt discount under debt modification accounting are amortized over the extension period. As of December 31, 2016, there was $6,000,000 of principal outstanding and $54,643 of unamortized debt discount remaining. On April 1, 2017, the loan was again extended until October 1, 2017 for a fee of $110,000. The Company has the option to extend an additional six months until April 1, 2018.

SeD Home Inc. And Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

5.
NOTES PAYABLE (cont’d)

On November 23, 2015, Maryland Development LLC entered into a Revolving Credit Note with The Bank of Hampton Roads in the original principal amount of $8,000,000. During the term of the loan, cumulative loan advances may not exceed $26,000,000. The line of credit bears interest at LIBOR plus 3.8% with a floor rate of 4.5%. The interest rate at December 31, 2016 was 4.5%. Beginning December 1, 2015, interest-only payments are due on the outstanding principal balance. The entire unpaid principal and interest sum is due and payable on November 22, 2018, with the option of one twelve-month extension period. The loan secured by a deed of trust on the property, $2,600,000 of collateral cash, a Limited Guaranty Agreement with the Company and a letter of credit of $800,000. The letter of credit is due on November 22, 2018 and bears interest at 15%. As of December 31, 2016 and 2015, the principal balance is $7,219,947 and $1,470,589, respectively. As part of the transaction, the Company incurred loan origination fees and closing fees, totaling $480,947, which were recorded as debt discount and are amortized over the life of the loan. The unamortized debt discount was $300,592 and $460,908 at December 31, 2016 and 2015, respectively.

6.
RELATED PARTY TRANSACTIONS

Notes Payable

The Company receives advances from Singapore eDevelopment Ltd (100% owner of the Company) to fund development costs and operation costs. The advances are unsecured, bear interest at 18% per annum and are payable on demand. As of December 31, 2015, the Company had outstanding principal due of $12,293,715 and accrued interest of $2,161,055 due to this related party.

The Company receives advances from SCDPL (owned 100% by Singapore eDevelopment) to fund development costs and operation costs. The advances are unsecured, bear interest at 18% per annum and are payable on demand. As of December 31, 2015, the Company had outstanding principal due of $4,300,930 and accrued interest of $1,461,058 due to this related party.

On September 30, 2015, the Company received $10,500,000 interest free loan, with a maturity date of March 31, 2016, from Hengfai Business Development Pte, Ltd, owned by the Chief Executive Officer of Singapore eDevelopment Ltd and is also the majority shareholder of Singapore eDevelopment Ltd, specifically for Ballenger Run project. The Company imputed interest at 13%, which is the interest rate on the Revere Loan noted in Note 5. The imputed interest resulted in a debt discount of $622,431 which is amortized over the life of the note. At December 31, 2015, the Company had $10,500,000 outstanding on the note and unamortized debt discount of $311,216. On April 1, 2016, the Company extended the note on the same terms through December 31, 2016. This resulted in an additional $933,647 of new imputed interest which was amortized during 2016.

At December 31, 2016, the Company restructured the loans from these affiliates. The restructuring process was done to transfer the principal of the loans to Singapore eDevelopment Ltd. (100% owner of the Company), which was then forgiven and recorded into additional paid in capital. The principal forgiven was $26,913,525. The Company still maintained the accrued interest of $6,282,329. The remaining accrued interest does not bear interest.

In 2016, the Company received advances from SeD Home Limited (an affiliate of Singapore eDevelopment), to fund development costs and operation costs. The loan bears interest at 10% and is payable on demand. As of December 31, 2016, the Company had outstanding principal due of $500,000 and accrued interest of $1,095.

SeD Home Inc. And Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

6.
RELATED PARTY TRANSACTIONS (cont’d)

Management Fees

Black Oak LP is obligated under the Limited Partnership Agreement (as amended) to pay $6,500 per month management fee to Arete Real Estate and Development Company, a related party through common ownership and $2,000 per month to American Real Estate Investments LLC, a related party through common ownership. The Company incurred fees of $108,500 and $203,195 for the years ended December 31, 2016 and 2015, respectively. These fees were capitalized as part of Real Estate on the consolidated balance sheet.

7.
SHAREHOLDERS’ EQUITY

The Company has 500,000,000 authorized shares of common stock with a par value of $0.0001 per share. As of December 31, 2016 and 2015, there were 500,000,000 shares outstanding, respectively. The Company has a subscription receivable due of $50,000 at December 31, 2016 and 2015, respectively, for the par value of these shares.

On September 25, 2015, the Company sold 16.45% of its interest in SeD Maryland Development, LLC for $2,500,000. This amount is included in non-controlling interest on the consolidated balance sheets.

Effective September 30, 2015, the Company entered into a non-interest bearing note with a related party (see Note 6), for which interest was imputed. Imputed interest recorded to additional paid in capital for the years ended December 31, 2016 and 2015 was $622,431 and $963,681, respectively.

As discussed in Note 6, on December 31, 2016, $26,913,525 of related party notes payable was forgiven and recorded as additional paid in capital.

8.
COMMITMENTS AND CONTINGENCIES

Management Fees

SeD Maryland Development LLC is obligated under the terms of a Project Development and Management Agreement with MacKenzie Development Company LLC (MacKenzie) and Cavalier Development Group LLC (Cavalier) (together, the Developers) to provide various services for the development, construction and sale of the Project. The agreement is for an estimated initial term of seventy-eight (78) months based on the completion time for the Project and may be extended if necessary. The developers are entitled to certain fees based on time and performance related milestones. The Company incurred fees of $186,095 and $210,684 for the years ended December 31, 2016 and 2015, respectively. These fees were capitalized as part of Real Estate on the consolidated balance sheet.

Leases

The Company leases office space in Texas and Maryland. The leases expire in 2018 and 2020, respectively and have monthly rental payments ranging between $2,050 and $8,205. Rent expense was $89,382 and $36,379 for the years ended December 31, 2016 and 2015, respectively. The below table summarizes future payments due under these leases as of December 31, 2016.

SeD Home Inc. And Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2016 and 2015

8.
COMMITMENTS AND CONTINGENCIES

Leases (cont’d)

For the Years Ended December 31,
2017	$114,067
2018	112,919
2019	94,325
2020	96,924
Total	$418,235

9.
INCOME TAXES

Deferred tax assets and (liabilities) consist of the following at December 31,:

	2016	2015
Interest income	(5,394,964)	-
Interest expense	6,903,509	76
Depreciation and amortization	(3,489)	-
Management fees	924,011	382,211
Other	609,342	188,642
Net operating losses	1,398,402	567,961
	4,436,811	1,138,890
Valuation allowance	(4,436,811)	(1,138,890)
Net deferred tax asset	-	-

At December 31, 2016, the Company has federal net operating loss carry-forwards of approximately $1.4 million, which will begin to expire in 2035. The Maryland net operating loss carry-forwards of approximately $1.04 million will begin to expire in 2035. The full utilization of the deferred tax assets in the future is dependent upon the Company’s ability to generate taxable income; accordingly, a valuation allowance of an equal amount has been established. During the years ended December 31, 2016 and 2015, the valuation allowance increased by $3,297,921 and $1,138,890, respectively.

10.
SUBSEQUENT EVENTS

Management has evaluated events and transactions subsequent to the consolidated balance sheet date for potential recognition or disclosure through August 30, 2017, the date the consolidated financial statements were available to be issued. The following event required recognition or disclosure in the consolidated financial statements:

On May 31, 2017, SeD Maryland Development LLC sold 13 model lots for $1,473,236.